Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	June 13, 2017 Contact: West Gotcher, Investor Relations 713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Announces the Sale of its

Frac Stack and Well Testing Assets

HOUSTON, TX, June 13, 2017 – Key Energy Services, Inc. (NYSE: KEG) has closed on the sale of its frac stack and well testing assets (the “Assets”) to Covenant Testing Technologies, LLC (“Covenant”), a leading provider of flowback and well testing services in North America, for total consideration of $23.7 million, consisting of $19.0 million of cash and a convertible preferred equity security interest in Covenant representing $4.7 million of principal value issued to Key. Covenant is an affiliate of Catapult Energy Services Group, LLC, an oilfield services portfolio company funded by NGP and NGP Energy Technology Partners. Proceeds from the transaction will be used for general corporate purposes.

The Assets contributed approximately 16% of Fishing & Rental Services segment revenue in the first quarter 2017. The transaction will result in an approximately $17.0 million gain on sale of the Assets. Key does not expect to pay any cash taxes associated with this gain.

Key’s President and Chief Executive Officer, Robert Drummond, stated, “This divestiture represents another milestone in Key’s continued effort to dispose of non-core assets to position the company as a leading production services provider in the U.S. We appreciate John and the Covenant team’s commitment to closing this transaction and wish the Covenant team continued success moving forward.”

Covenant’s Chief Executive Officer, John Cavitt, commented, “Covenant is excited to announce the addition to our existing fleet of flowback and well testing equipment. These assets will service the growing demand of our customers in the Permian Basin and will position Covenant as one of the largest pure play well flow management businesses in the U.S. We are honored to have Key as an equity partner and are grateful for a smooth, accretive transaction for both parties.”

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	June 13, 2017 Contact: West Gotcher, Investor Relations 713-757-5539

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Russia.

About Covenant Testing Technologies

Founded in 2013, Covenant combines leading technology with some of the most skilled and knowledgeable operators in the business. With operations in the key areas of the Permian Basin and Niobrara Shale, Covenant provides best-in-class flowback and well testing services with a special focus on horizontal and pad drilling for the upstream oil and gas services industry. Covenant is in affiliate of Catapult Energy Services Group.

About Catapult Energy Services Group

Founded in 2013, Catapult uses an innovative approach to establish and invest in start-up oilfield services companies. Led by experienced entrepreneurs, Catapult is funded by NGP and NGP Energy Technology Partners.

About NGP

Founded in 1988, NGP is a premier private equity firm in the natural resources industry with approximately $17 billion of cumulative equity commitments organized to make strategic investments in the energy and natural resources sectors. For more information visit www.ngpenergycapital.com.

About NGP Energy Technology Partners

NGP Energy Technology Partners (“NGP ETP”) invests equity capital for growth and buyout transactions in companies that provide products and services to the oil and gas, power, environmental, energy efficiency, and alternative energy sectors. Founded in 2005, NGP ETP manages approximately $500 million in committed capital and is led by investment professionals that have extensive experience investing in those subsectors. The investment team strives to partner with strong, experienced management teams and work with them to create significant value.

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	June 13, 2017 Contact: West Gotcher, Investor Relations 713-757-5539

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports Key files with the Securities and Exchange Commission.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws,

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	June 13, 2017 Contact: West Gotcher, Investor Relations 713-757-5539

including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks affecting Key’s international operations, including risks affecting Key’s ability to execute its plans to withdraw from international markets outside North America; Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2016, and other reports Key files with the Securities and Exchange Commission.